OppFi Inc. (NYSE:OPFI) Q2 2022 Earnings Conference Call August 9, 2022 4:30 PM ET Company Participants Shaun Smolarz - Head, Investor Relations Todd Schwartz - Chief Executive Officer and Executive Chairman Pam Johnson - Chief Financial Officer Conference Call Participants David Scharf - JMP Securities Chris Brendler - D.A. Davidson Operator Good afternoon and welcome to OppFi's Second Quarter 2022 Earnings Call. All participants are in a listen-only mode. As a reminder, this conference call is being recorded. After management's presentation there will be a question-and-answer session. It is now my pleasure to introduce your host, Shaun Smolarz, Head of Investor Relations. You may begin. Shaun Smolarz Thank you, operator. Good afternoon. On today's call are Todd Schwartz, Chief Executive Officer and Executive Chairman; and Pam Johnson, Chief Financial Officer. Our second quarter 2022 earnings press release and supplemental presentation can be found at investors.oppfi.com. During this call, OppFi will discuss certain forward-looking information. These forward- looking statements are based on assumptions and assessments made by OppFi's management in light of their experience and assessment of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements made during this call are made as of today, and OppFi undertakes no duty to update or revise any such statements, whether as a result of new information, future events, or otherwise. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the company's filings with the Securities and Exchange Commission, including the sections entitled Risk Factors.

In today's remarks by management, the company will discuss non-GAAP financial metrics. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures can be found in the earnings press release issued earlier this morning. This call is being webcast live and will be available for replay on our website. I would now like to turn the call over to Todd. Todd Schwartz Thanks, Shaun, and good afternoon, everyone. I’d like to cover three topics today, including the key financial and operational highlights from our solid second quarter, our view on the macroeconomic environment and its impact on our customers, and provide a quick update on strategic initiatives underway that are designed to position us for success in 2023 and beyond. We are pleased with our financial and operational performance for the second quarter relative to our expectations. Continued strong customer demand led to a 57% year-over- year increase in originations. Marketing cost per funded loan dropped by 16% year-over- year to $206. The auto approval rate increased by 12 percentage points year-over-year to 62%. We reduced our operating expenses, excluding interest expense, add backs and one-time items as a percentage of total revenue by 3 percentage points as a direct result of initiatives we launched in the first half of the year. We also upsized one of our credit facilities, resulting in over 600 million of current funding capacity. And maintain a customer NPS score above 80 points. With regards to the macroeconomic environment, it is clear to us that the 40-year high inflation is having a negative impact on our customers. Our average customer is employed, college educated, earns middle household income and has minimal savings. The increased price of everyday necessities like gasoline, groceries, and home utilities has crunched these customers and their ability to service debt despite the strong labor market. We originally expected that inflation would be transitory in-line with previous economists' predictions. However, as we can see now, inflation has persisted well beyond our expectation. In early May, we started to see the effects of inflation on credit performance, both in new loans, as well as older vintage refinance loans that were originated during last year's growth base. In response, credit models were swiftly adjusted in May and again in July to target higher performing customers as inflation began accelerating. These measures represent the most significant credit adjustments in our company's history. As a result, the credit profile of new loans being funded through our platform has improved greatly since implementing these changes. We are encouraged to see continued strong demand for our product amongst these higher quality borrowers. Going forward, we will continue to diligently monitor macroeconomic changes and their impact on our customers and take action accordingly. Even with these credit tightening measures, our profitability in the second half of this year will be impacted by the delinquencies and charge-offs of loans originated with the previous credit model in the first half of this year. As a reminder, loans that charge-off in a given quarter are generally originated in the prior two quarters. We now believe these loans from previous credit model will charge- off at higher rates than initially expected, resulting in breakeven on an adjusted basis or a modest adjusted net loss for the full-year. Despite our disappointment about the second half, we are confident that the lower risk receivables base we anticipate at the end of 2022 will perform very well in 2023. In addition to the credit measures I've described, we're taking additional measures in marketing and operations that we expect will further position us for success in 2023 and beyond. Shifting to our marketing efficiency initiatives, we believe there are significant opportunities to continue lowering our cost per newly funded loan. We are optimizing our partnered channels by removing higher cost, lower quality partners, and expanding higher quality ones. We have also taken steps to improve efficiency in direct mail and have seen significant reductions in cost per funded loan in this channel in Q2. Within operations, we have implemented a number of enhancements to reduce delinquency and promote payments by redesigning our customer portal with more capabilities and payment options. In addition, during the second half of this year, we are initiating new partnership models to provide financial health resources to our customers, as well as testing new programs to help customers make affordable payments, avoid charge-offs and minimize adverse credit score impacts. Before I close my prepared remarks, I wanted to also highlight as previously disclosed that my family and I purchased $1.9 million of class A common stock at an average price of [$3.13] [ph] during the most recent open trading window. We are prepared to continue supporting OppFi shares when we see that the share price is disconnected from long-term fundamentals. While we are facing credit headwinds and the effects of the macroeconomic environment, we view these challenges as temporary speed bump that we are able to navigate. We are confident that the actions we are taking will improve our performance in 2023 and make the company stronger than ever. With that, I'll turn the call over to Pam to review our second quarter results and updated guidance.

Pam Johnson Thanks, Todd, and good afternoon, everyone. Turning now to our second quarter results. Total revenue increased 38% year-over-year to $108 million. We achieved a 57% year-over-year increase in originations to $226 million, while lowering our marketing costs per new funded loan by [15%] [ph] or $39 to $206 compared to the prior year period. Origination growth was driven by increased demand resulting in higher application volume and an increase in the funded rate defined as funded loans over qualified apps. Our more efficient marketing results reflect continued strategic growth in lower cost marketing channels such as email referrals and search engine optimization, as well as lower and more efficient spending on direct mail and higher customer conversion rates. Total net originations of new loans as a percentage of total loans increased to 56%, up over 14 percentage points from the second quarter of last year. In addition, our investments in automation resulted in the auto approval rate increasing 12 percentage points year-over-year to 62%. The annualized net charge-off rate as a percentage of average receivables was 51% for the second quarter of 2022 versus 56% for the first quarter of 2022 and 28% for the prior year quarter. The year-over-year increase reflects credit trends worse than pre- pandemic levels. Turning to expenses, operating expenses for the second quarter, excluding interest expense, as well as add backs and one-time items increased 30% to 49 million or 45% of total revenue from $38 million or 48% of total revenue in the prior year period. These expenses increased due primarily to higher marketing cost fund originations, more investments in technology, and greater professional fees. While the amount of expenses increased, expenses declined as a percentage of our total revenue as a result of lower marketing costs per new funded loan, as well as operational cost efficiency initiatives implemented earlier this year. Adjusted EBITDA totaled $20 million for the quarter, down from $32 million versus the prior year quarter as higher revenues were more than offset by elevated charge-offs and increased operating expenses. As expected, our adjusted EBITDA mark compressed to 19%, compared to 41% in the year ago period. Interest expense for the second quarter totaled $8 million or 7% of total revenue, compared to $6 million or 8% of total revenue in the year ago period. We generated adjusted net income of $7 million for the second quarter, compared to $18 million for the comparable period last year. As of June 30, 2022, OppFi had 84.3 million weighted average diluted shares outstanding, excluding 25.5 million earn out shares. Adjusted earnings for the second quarter were $0.08 per share. Our balance sheet remains healthy with cash, cash equivalents, and restricted cash of $58 million, total debt of $337 million, gross receivables of $402 million and equity of $166 million. We have ample liquidity available to support our future growth plans with $608 million in total funding capacity. In June, we announced that we more than doubled one of our credit facilities with Atalaya to $200 million from $75 million. We utilized part of this upsize into refinance debt tied to one of our other credit facilities. During the second quarter, we repurchased approximately 330,000 shares of Class A Common Stock for $1.1 million at an average of $3.31 per share. During the first half of 2022, we repurchased approximately 616,000 shares at an average $3.48 per share for a total of $2.1 million. Turning to our full-year outlook, given limited visibility and uncertainty considering the current macroeconomic environment, we are reiterating total revenue guidance of 20% to 25% growth year-over-year, maintaining guidance for operating expenses as a percentage of total revenue of 43% to 47%, excluding interest expense, add backs and one-time items, and the revising adjusted net income expectations downward. We now expect to breakeven on an adjusted basis or reported modest adjusted net loss for the full-year, due to persistent high inflation that caused significant credit deterioration in the latter half of the second quarter and early third quarter. We anticipate the net charge-off rate to increase in the third and fourth quarters as older vintage loans are charged-off during those periods. While we anticipate having a more specific update for our full-year expectation when we report third quarter results, for now we are withdrawing our previously issued guidance for metrics, other than the total revenue growth and operating expenses the percentage of total revenue. Notwithstanding this revised outlook for 2022, we remain very optimistic about 2023. We expect to exit 2022 with a healthy portfolio, given the significantly tightened credit model and run-off of the higher risk loans from the first half of this year. With that, we would now like to turn the call over to the operator for Q&A. Operator? Question-and-Answer Session Thank you. [Operator Instructions] And our first question comes from David Scharf from JMP Securities. Please go ahead, David. Q - David Scharf Great. Thank you. Hi, Todd and Pam. Thanks for taking my questions. Hey, not surprisingly, wanted to follow-up on the commentary regarding the credit outlook and macro trends? And first off, I'm wondering, Todd, this kind of the tail end of a reporting season in which we've heard a pretty broad spectrum of commentary from a lot of different subprime lenders about the impacts of inflation and other factors. Some have been, sort of pretty benign, others less so. Your commentary is probably among the most pronounced and definitive. At this point, are you confident that it's strictly inflationary pressures or do you think there are potentially other factors that are impacting consumer payment patterns? Todd Schwartz Yes. Thanks, David. That's a good question. I think if you look at last year, we had thought that we've gotten through most of the – I had mentioned that on the first quarter call, some of the originations we had made in the holiday season that were a little higher risk with different channel partners. As those flow through the buckets, we have a forecast and we [indiscernible] that forecast significantly at the beginning of the year, but when you have an existing book of business that's on your books, deteriorate in a very quick period of time, right, like it all happened pretty much around the May timeframe in a three-week period where we saw significant deterioration quickly, it then subsided and has stayed pretty stable, but we're being very conservative in our forecast. We've tightened significantly and obviously that's going to sacrifice profitability this year, but we're not playing for a quarter or two quarters. We're playing to build the best business we can over the long-term. So, anything we're doing now that may have shortsighted impact on the adjusted net income is going to help us in 2023 by having higher quality receivables, and we're also – Pam and I talked about it, our acquisition cost and growth is there. So, we have the growth and the acquisition cost. And so, the new loans have not been necessarily the issue. Those have been coming down in-line with the plan and continuing to get better as the months have gone on. We've really seen a quick rise and I think in May is really when the consumer started feeling it the hardest. That's when inflation might have peaked at 9.1% and we definitely were in a recession at that point. And we've done some interviews with our customers and surveys and it's just at the end of the day prioritization of payments on our customers. They got to pay for food, groceries, housing, and kids and stuff like that. And so, I think customers were stretched, but we feel really good that we're making all the right moves and that things are starting to get better. Right now we're seeing a lot of improvement and we're feeling good and cautiously optimistic as I guess where we're at. And some of the things David that we're going to see in the economy like states are starting to issue direct stimulus payments to customers, that's encouraging. That's obvious a lot of the states that we arrange loans on behalf of our bank partners are eligible for those. And we really feel good about some of the redesigns of the payment portals that we have about giving customers more options for working out payments.

So, we're seeing a lot of positive things there and I feel really positive. It's just we had a little headwind there in the second quarter. So, ultimately though every other metric in the business is performing better than expected. David Scharf Got it, got it. And I appreciate the color. And then maybe just in a follow-up also related to credit. I'm not sure if this is an operational or a technology focused question, but we've obviously always looked at an increasing auto approval rate as always being a positive. And I'm wondering, as you think about some of the visibility challenges and tightening of underwriting, is it ever increasing auto approval rate something you kind of always want to see when credit might be? [Multiple Speakers] Todd Schwartz Yes. That's a good question. I mean, so really though, David, the underwriting process is the exact same for auto-approvals than it is for someone who calls in. The people that just means our technology is getting better. So, we're taking out bottlenecks in the underwriting process and making the technology better for the consumer so they can go through the application process and get credit decision without having to talk to someone. It does not mean we're loosening standards or changing our standards, just to be clear, when it comes to auto-approvals. David Scharf Got it. No, no, appreciate the clarification. Okay. Thank you. Operator Thank you. And we'll take our next question from Chris Brendler from D.A. Davidson. Please go ahead, Chris. Chris Brendler Hi, thanks. Good afternoon. Not surprisingly, I want to follow-up on the credit question as well. Just like as you went to the months, sort of starting in May, June, July into August, did it get worse? And is there any, sort of – can you stratify what's – where the issues might be from underwriting perspective? Is it just that lower end or is it certain income levels like what is giving you the comfort that some of the changes you've made are going to have an improvement here since we're still, kind of in the middle of this inflation picture? Todd Schwartz Yes. I mean, back to what I was saying with David. So, as you can tell, like after the first quarter earnings call, I was really bullish. I liked what I was seeing on the credit side. We had a good second quarter. Our gross charges as a percentage came down quarter- over-quarter by 5% or 6% and we beat acquisition costs, we beat origination. So, all positive. Starting in May, we saw a pretty quick decline in our existing book, which would definitely lead to reduce profitability. And we made a significant tightening in the first week of May based on those early indicator signs, right. So, the year has kind of gone. It's been pretty volatile, but I think that the customers really started feeling inflationary pressure in May and even into June. And then in July, we made another significant – we actually made some tightening to our refinance population, which is pretty conservative to do considering those customers are definitely the lowest delinquency set of customers and the pay rates are much higher, but we just wanted to be conservative and make sure that this was not going to be something that we had to deal with in the second half of the year, and be conservative and kind of wait and see and be cautiously optimistic, but I think we're making all the right steps, as far as dealing with the spike in delinquency. I think what was surprising for – on our end was the speed, right, at which the deterioration kind of happened, so the [past due rate climbed] [ph] so significantly quickly, and we did everything we can, but on the new loan side, we feel really good. I mean, that's something we can control because there's not existing principle already on our books. So, when we evaluate new customers, we feel really good about the weighted average risk score is down 1.5 points or even higher, 1.6 points from last year, which is like a totally – is a huge significant shift and quality of new loans, kind of being added to the book right now. Some of the highest quality – our percentages of the lowest segments has increased significantly in dollars and percentage. And so, we feel really good about what we're originating now. I think the existing book and some of the pressures of the inflation and the environment, I think started to push the payment rates down a little and that's what we saw, but like I said, we've seen some stabilization here. We see things getting better and we're cautiously optimistic about getting some of this back in the second half. Chris Brendler Okay. I appreciate that. So, it doesn't sound like that the problems are still like from a macro perspective. I would have thought it like inflation would be a little bit issued first and then it would, sort of crescendo from there as it persisted, but it sounds like there was more of an immediate impact in May and then didn't necessarily get worse in July and August. If that's correct? And then also – I was going to say, [indiscernible] credit facility upsize was in June, so just maybe positioning the comments around the credit picture around that transaction was a really positive sign. Obviously, the lender there got comfortable with the trend through June, maybe just any update there on the timeline? Todd Schwartz

Yes, I mean, the thing is, we have great financing partners that we have had relationships with now for pretty much the existence of the business. And those relationships we've performed historically for them, we've been great partners. We were out ahead of this and we started tightening in November, originally started tightening in November of last year, tightening again in January, tightening again in May pretty significantly. So, I think our partners trust us and we have great relationships with them and so they believe in what we're doing. And that's been a real help for us as we continue to grow and expand and, kind of go through some of this volatility. Chris Brendler Okay. And then just the first part of the question, like the buckets where we're seeing this, like is there any sort of insight? And how have you tightened this as a matter of moving up among credit scores? And then one more if I could? The originations are actually much stronger than expected this quarter. So, is it really strong? Is it the demand? I would think is really high and competitive conditions have improved. So you can tighten and [indiscernible] your top line numbers? Todd Schwartz Yes. That is absolutely – so not only that, our acquisition cost has come down. We're achieving ahead of plan on that almost $40-plus year-over-year. I think there's even maybe potentially some room for improvement there through the rest of the demand continues to be some of the strongest demand we've seen, but you got to be careful, right? And so, we've opted to slow down that growth. We could be growing a lot faster, but we're still putting guidance in the 20% to 25% range and double down on quality here. So, what's happening is, we're seeing customers that the average credit score increased about 40 points over the 2020, 2021 pandemic. That's because people were not accessing credit. They weren't inquiring for credit. We saw, kind of, our addressable market strength. We're now seeing, kind of the reversal of some of that where we're starting to see high quality customers, kind of come back into our space and qualify for our products. So, like I said, we're originating the highest percentage and dollar amount of lower segment customers that we have probably since, kind of their early days of the business when we, kind of started to grow. So, feel really good about that. And I think everything we're doing on the recovery side, on the payment side to continue to support our customers that need to make partial payments or work with them through this tough time we're doing. And we're seeing great results, especially with some of the self-service stuff that we've implemented and done some big technology releases.

Another thing that we're doing that we've – some of the other lenders, I’ve seen have started using bank data. We've been using the bank data in our underwriting for the better part of seven or eight years now. So, we have incredible historical data. And so, we've completely kind of revamped the credit model to really, really focused on payment to income or issues. I think ability to pay in this environment is vital for to look at, especially when the customers are kind of dealing with a large, I think it's $9,000 to $10,000 of additional expenses per year. And so, there is some wage growth and we remain optimistic because unemployment remains low. And so that is the thing that gives us a lot of doing good about some of this, is that there is low unemployment and our credit model and the enhancements that we've made over the year appear to be working very favorably. Chris Brendler Okay, great. Thanks Todd. Operator [Operator Instructions] Okay. And there appear to be no further questions at this time. I'd like to turn the floor back over to Todd Schwartz for closing remarks. Todd Schwartz Okay. Thank you. Well, listen, thanks everyone for joining us today. We're confident in the changes we are making to set us up for return to profitability in 2023. We look forward to speaking with you again during our third quarter earnings conference call in November. Thank you. Operator Thank you. Ladies and gentlemen, this does conclude today's teleconference. We thank you for your participation. You may disconnect your lines at this time and have a great day.